UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2011

RTI BIOLOGICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888 not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

2011 Salaries and Bonus Targets. On February 28, 2011, the Compensation Committee of the Board of Directors of RTI Biologics, Inc. (the “Company”) approved 2011 salaries and a bonus plan (the “2011 Bonus Plan”) providing for the payment of cash bonuses based on the Company’s operating results for the 2011 calendar year. The 2011 Bonus Plan sets target bonus amounts and performance criteria for executive officers. The performance criteria include net income, operating cash flow, and revenues. As in the past, the Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met.

The table below sets forth the 2011 salaries and bonus targets (expressed as a percentage of salary) for the Company’s chief executive officer, principal financial officer and three most highly compensated executive officers other than the chief executive officer and principal financial officer:

Name	Office	2011 Salary	Bonus Target	Bonus Criteria
Brian K. Hutchison	Chairman and Chief Executive Officer	$512,000	62%	Revenue 33.3%, Net Income 33.3% and Cash Flow 33.4%

Robert P. Jordheim	Executive Vice President and Chief Financial Officer	$305,000	50%	Revenue 33.3%, Net Income 33.3% and Cash Flow 33.4%

Thomas F. Rose	Executive Vice President, Chief Operations Officer and Secretary	$305,000	50%	Revenue 33.3%, Net Income 33.3% and Cash Flow 33.4%

Roger W. Rose	Executive Vice President and Chief Commercial Officer	$305,000	50%	Revenue 33.3%, Net Income 33.3% and Cash Flow 33.4%

Caroline A. Hartill	Executive Vice President and Chief Scientific Officer	$305,000	50%	Revenue 33.3%, Net Income 33.3% and Cash Flow 33.4%

Stock Option and Restricted Stock Grants. On February 28, 2011, the Compensation Committee approved awards of stock options and restricted stock to certain executive officers of the Company pursuant to the 2010 Equity Incentive Plan (the “Plan”). The options are exercisable for $2.69 per share (the closing price on the date of grant) and will vest in five equal annual installments beginning on the first anniversary of the date of grant. The restricted stock, valued at $2.69 (the closing price on the date of grant), will vest in three equal annual installments beginning on the first anniversary of the date of grant. Both grants are subject to accelerated vesting upon the occurrence of a “Change of Control” (as defined in the Plan).

The table below sets forth the number of stock options and restricted stock awarded to the Company’s named executive officers:

Name	Office	Number of Options	Number of Restricted Stock
Brian K. Hutchison	Chairman and Chief Executive Officer	75,000	25,000
Robert P. Jordheim	Executive Vice President and Chief Financial Officer	60,000	20,000
Thomas F. Rose	Executive Vice President, Chief Operations Officer and Secretary	60,000	20,000
Roger W. Rose	Executive Vice President and Chief Commercial Officer	60,000	20,000
Caroline A. Hartill	Executive Vice President and Chief Scientific Officer	60,000	20,000

In addition, on February 28, 2011, the Compensation Committee approved an award of 18,587 shares of restricted stock options to each member of the Company’s Board of Directors pursuant to the Plan. The restricted stock, valued at $2.69 (the closing price on the date of grant), will vest on the first anniversary of the date of grant, subject to accelerated vesting upon the occurrence of a “Change of Control” (as defined in the Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI BIOLOGICS, INC.

Date: March 4, 2011	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Executive Vice President and Chief Financial Officer